Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated October 13, 2016, in this Registration Statement (Form S-6 No. 333-212823) of Smart Trust 272, comprising Smart Trust, Dorsey Wright International Momentum Trust, Series 5.

/s/ Grant Thornton LLP

Chicago, Illinois

October 13, 2016